Exhibit 99.1

PRESS RELEASE

Our Thoughts Are With the Nashville Community

ATLANTA – NCR Corporation (NYSE: NCR) today announced that its Global Fulfillment Center, operated with a third-party logistics partner in Mt. Juliet, TN was impacted by the tornados in the greater Nashville area on March 3, 2020. The facility has sustained significant damage. The full extent of damage is currently being assessed.

Our first priority is ensuring the safety of our employees. To that end, we have confirmed that there are no reported injuries to NCR’s on-site employees. To address continuity of our customers’ business needs, NCR and its third-party logistics partner have initiated our respective business continuity plans.

Although we maintain substantial property damage and business interruption insurance coverage for the Nashville Global Fulfillment Center, we cannot assure you that such coverage will be adequate.

Our thoughts are with the entire Nashville community.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Ga., with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: www.linkedin.com/company/ncr-corporation

YouTube: www.youtube.com/user/ncrcorporation

News Media Contact

Cameron Smith

NCR Corporation

678.808.5313

cameron.smith@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com